UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hanmi Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

Hanmi Financial Corporation

3660 Wilshire Boulevard, Penthouse Suite A

Los Angeles, California 90010

(213) 382-2200

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 10, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Hanmi Financial Corporation (the “Company”), dated April 28, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, June 10, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about June 1, 2020.

THE NOTICE SHOULD BE READ WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 10, 2020

TO THE STOCKHOLDERS OF HANMI FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Hanmi Financial Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, June 10, 2020 at 10:30 a.m., local time. In light of the public health concerns regarding the novel coronavirus (COVID-19), the restrictions on in-person gatherings, and to support the health and well-being of our employees, directors and stockholders, the Annual Meeting will be held in a Digital Online format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on April 17, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee as of that date. We have adopted a digital format for the Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location. In order to attend the Annual Meeting, you must register in advance, using your control number and other information, at www.proxydocs.com/HAFC prior to the deadline of Monday, June 8, 2020 at 5:00 p.m. (Eastern Time). Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting, vote online, and will also permit you to submit questions.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

John J. Ahn
Chairman of the Board

Los Angeles, California

June 1, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Proxy Statement, Proxy Card and Annual Report are available at

www.proxydocs.com/HAFC